Exhibit 99.3

LEADIS TECHNOLOGY, INC.

Form of Change in Control Severance Benefits Agreement for

Class II Executives and Key Employees

Effective as of June     , 2006

Name

Address1

Address2

Re:	Change in Control Severance Benefits Agreement

Dear                     :

The Board of Directors (the “Board”) of Leadis Technology, Inc. (the “Company”) has determined that it is in the best interests of the Company and its stockholders to assure that the Company will continue to have your dedication and services notwithstanding the possibility or occurrence of a Change in Control (as defined below). The Board believes it is imperative to diminish any distraction that you might face by virtue of the personal uncertainties created by a pending or possible Change in Control and to encourage your full attention and dedication to the Company currently and in the event of any possible or pending Change in Control. Accordingly, the Board desires to provide you with a severance benefits arrangement in the event of a qualifying termination of employment within twelve months after a Change in Control that ensures that your compensation and benefits expectations will be satisfied and that is competitive with those of other comparable companies. In order to accomplish these objectives, the Board has caused the Company to offer you this Change in Control Severance Benefits Agreement (the “Agreement”).

1. At-Will Employment. Your employment with the Company is and shall continue to be at-will as defined under applicable law, meaning that either you or the Company may terminate your employment relationship at any time, with or without cause and with or without advance notice. If your employment terminates for any reason following a Change in Control, you shall not be entitled to any payments, benefits, damages, award or compensation other than as required by law, as set forth in this Agreement, or pursuant to the Company’s policies in place at the time of the termination (to the extent applicable).

2. Effective Date; Term of the Agreement. This Agreement shall become effective upon the execution hereof by both you and the Company (the “Effective Date”) and shall continue in effect (the “Term”) for up to twelve (12) months following the date on which a Change in Control occurs (the “Change in Control Date”). No benefits shall be payable hereunder unless there has been a Change in Control and all other terms and conditions contained herein are satisfied.

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3. Certain Definitions.

a Change in Control. A Change in Control shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

i. Acquisition of Stock by Third Party. Any Person (as defined in Section 3(c) below) becomes the Beneficial Owner (as defined in Section 3(d) below), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding securities;

ii. Change in Board of Directors. During any period of two (2) consecutive years after the Effective Date, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i), (iii), or (iv) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii. Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; or

iv. Asset Sale. The sale or other disposition by the Company of all or substantially all of its assets.

b. Approval Date. The Approval Date shall mean the date, if any, on which the stockholders of the Company approve a transaction the consummation of which would result in the occurrence of a Change in Control; provided, however, there shall not be deemed to be any Approval Date in the event that the transaction so approved by the stockholders does not occur. In the event that a Change in Control occurs as to which the stockholders have not approved the transaction that effects the Change in Control, the Approval Date shall be deemed to be the Change in Control Date.

c. Person. Person shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (iii) any corporation owned, directly of indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

d. Beneficial Owner. Beneficial Owner shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

4. Severance Benefits for a Qualifying Termination Following a Change in Control. You shall be eligible to receive the severance benefits provided in Section 5(b) due to a termination of your employment (which termination occurs after the Approval Date and prior to the expiration of the Term), other than a termination by the Company due to your death or Disability (as defined in Section 4(a) below), by the Company for Cause (as defined in Section 4(b) below), or by you other than for Good Reason (as defined in Section 4(c) below).

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a. Definition of Disability. For purposes of this Agreement, “Disability” shall have the meaning set forth in Section 409A of the Code (as “Code” is defined herein) and the regulations thereunder.

b. Definition of Cause. Termination by the Company of your employment for “Cause” shall mean termination due to any of the following, as reasonably determined by the Board: (i) your willful and continued failure to substantially perform your duties with the Company (other than any such failure resulting from your Disability or any such actual or anticipated failure after your issuance of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties; (ii) your willful and continued failure to follow and comply substantially with the specific and lawful directives of the Board, as reasonably determined by the Board (other than any such failure resulting from your Disability or any such actual or anticipated failure after your issuance of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially followed or complied with the directives of the Board; (iii) your willful commission of an act of fraud or dishonesty resulting in, or that is likely to result in, material economic or financial injury to the Company; or (iv) your willful engagement in illegal conduct that is or could be injurious to the Company. For purposes of this Section 4(b), no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith. Notwithstanding the foregoing, you shall not be deemed terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board (excluding you, if you are a member of the Board at such time), at a meeting of the Board (after reasonable notice to you, an opportunity for you, together with your counsel, to be heard before the Board and a reasonable opportunity to cure (provided that your conduct is reasonably capable of being cured)), finding that in the Board’s good faith opinion you engaged in the conduct set forth above in Section 4(b)(i), (ii), (iii) or (iv) and specifying the particulars thereof in reasonable detail. In the event of a Change in Control under Section 3(a)(iii) pursuant to which the Company is not the surviving entity, then on and after the Change in Control Date all determinations and actions required to be taken by the Board under this Section 4(b) shall be made or taken by the board of directors of the surviving entity, or if the surviving entity is a subsidiary, then by the board of directors of the ultimate parent corporation of the surviving entity.

c. Good Reason. You shall be entitled to terminate your employment for Good Reason. For the purposes of this Agreement, “Good Reason” shall mean, without your express written consent, the occurrence after the Approval Date (and prior to expiration of the Term) of any of the following circumstances unless (i) such circumstances are fully corrected (provided such circumstances are capable of correction) prior to the Date of Termination specified in your Notice of Termination given in respect thereof or (ii) you fail to provide a Notice of Termination on or within sixty (60) days following the occurrence of the circumstances that otherwise would form the basis for a termination for Good Reason:

i. a reduction of your annual base salary or targeted annual cash incentive bonus as in effect on the Approval Date or as the same may be increased from time to time;

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ii. either (A) the relocation of the Company’s offices at which you are principally employed immediately prior to the Approval Date (your “Principal Location”), (B) the Company’s requiring you, without your written consent, to be based anywhere other than your Principal Location, except for required travel on the Company’s business to an extent substantially consistent with your present business travel obligations; provided that, in the case of either (A) or (B), the relocation is to a location more than thirty (30) miles from your Principal Location (unless such relocation does not increase your commuting distance) or (C) in the event of an acquisition of the Company you do not work at the acquiring corporation’s headquarters following the Change of Control;

iii. the Company’s failure to continue to make benefits available to you that are substantially similar in the aggregate to those enjoyed by you under any of the Company’s life insurance, medical, health and accident, disability, pension, retirement, or other benefit plans or practices in which you and your eligible family members were eligible to participate in on the Approval Date (other than any equity based plans), or the taking of any action by the Company which directly or indirectly materially reduces the aggregate value of such benefits; or

iv. the Company’s failure to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement pursuant to Section 7(a) of this Agreement.

Your right to terminate your employment for Good Reason shall not be affected by your incapacity due to your Disability. As noted above, to qualify as a termination for Good Reason for the purposes of this Agreement, you must provide a Notice of Termination on or within sixty (60) days after the occurrence of one of the above circumstances.

d. Notice of Termination. Any termination of your employment by the Company or by you hereunder (other than termination due to death which shall terminate your employment automatically) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8. “Notice of Termination” shall mean a notice that indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision indicated.

e. Date of Termination. Date of Termination shall mean:

i. if your employment is terminated due to your death, the date of your death;

ii. if your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you remain unable to work due to your Disability during such thirty (30) day period), and

iii. if your employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of a termination for Good Reason shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given).

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5. Compensation upon Termination. As a precondition of receipt of any severance benefits hereunder, you must sign, date, and allow to become effective the form of Release Agreement, attached hereto as Exhibits A, B and C, as applicable based on your age upon termination and whether such termination qualifies as a group termination under the Age Discrimination in Employment Act of 1967. In addition, continued receipt of any severance benefits is conditioned upon your continuing compliance with your obligations under this Agreement and the Confidentiality Agreement described in Section 6 below. In all cases, upon termination of employment you will receive payment for all salary and unused vacation accrued as of the Date of Termination as required by law and any earned (but yet unpaid) bonus or commission, and your group health insurance benefits coverage may be continued under the Company’s then-existing benefit plans and policies in accordance with such plans and policies in effect on the Date of Termination and in accordance with applicable law. In addition, the severance benefits to which you are eligible, subject to Section 5 and the other terms and conditions of this Agreement, are:

a. Termination for Cause or Voluntary Termination Other than for Good Reason. If your employment is terminated by the Company for Cause or if you terminate your employment other than for Good Reason, you will not be entitled to any severance benefits.

b. Termination Without Cause or Resignation for Good Reason. If, after the Approval Date of the Change in Control, but during the Term, your employment is terminated by the Company without Cause and other than as a result of death or Disability, or by you for Good Reason, you shall be entitled to the following, as your sole severance benefits:

i. Lump Sum Salary and Bonus. You will be entitled to receive a lump sum payment equal to the sum of your annual base salary, as in effect at the time the Notice of Termination is given or immediately prior to the Approval Date, whichever is greater, plus an amount equal to your maximum targeted annual bonus, as in effect at the time the Notice of Termination is given or immediately prior to the Approval Date, whichever is greater (such maximum targeted annual bonus amount to be in addition to payment for your earned but yet unpaid bonus or commission, if any, as discussed in Section 5 above).

ii. Health Insurance Benefits. If, as of the date of the termination of your employment with the Company, you are eligible to continue your health insurance benefits under the terms of either the California Continuation Benefits Replacement Act (“Cal-COBRA”), or the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), as applicable, and if you timely and accurately elect to continue health insurance benefits for yourself and your dependents under Cal-COBRA or COBRA, the Company shall pay 100% of the applicable premiums for yourself and your eligible dependents for the first twelve (12) months as to which you and your dependents are eligible for such coverage; provided, however, that the Company’s obligation to pay such premiums will immediately cease as of the date that you become eligible for group health insurance coverage through a new employer. You must provide prompt written notice to the Company if you become eligible for group health insurance coverage within twelve (12) months after the termination of your employment. Upon the conclusion of such twelve (12) month period of premium payments made by the Company (or such shorter period in accordance with the foregoing), you will be

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responsible for the entire payment of premiums required under Cal-COBRA or COBRA for the duration of the Cal-COBRA or COBRA period. No provision of this Plan will affect the continuation coverage rules under Cal-COBRA or COBRA, except that the Company’s payment, if any, of applicable premiums will be credited as payment by you for purposes of your payment required under Cal-COBRA or COBRA. For purposes of the foregoing, any applicable insurance premiums that are paid by the Company shall not include any amounts payable by you under a Code Section 125 health care reimbursement plan, which amounts, if any, are your sole responsibility.

iii. D&O Insurance. For a period of six (6) years following the Date of Termination, the Company shall maintain, at the Company’s expense, a directors’ and officers’ liability insurance policy for your benefit that provides you with coverage that is no less favorable to that which was in effect immediately prior to the Change in Control Date or the Approval Date (if different from the Change in Control Date, whichever is more favorable to you).

iv. Acceleration of Stock Vesting. The vesting and exercisability of any outstanding unvested Stock Award, and the lapsing of the Company’s repurchase right (as applicable) with respect to shares of the Company’s Common Stock purchased pursuant to the terms of the Stock Award, shall accelerate in full as to all of your then-unvested shares subject to such Stock Award, immediately prior to the Date of Termination; provided however, that if the Date of Termination is prior to your first anniversary of employment with the Company, the vesting and exercisability of any such outstanding unvested Stock Award and the lapsing of the Company’s repurchase right (as applicable) with respect to shares of the Company’s Common Stock purchased pursuant to the terms of the Stock Award, shall accelerate by only twenty-four (24) months.

v. 280G Parachute Payments. In the event that the severance and other benefits provided for in this Agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) such that you are subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then your benefits under this Agreement shall be then such Payment shall be reduced to the greater of (x) the amount of benefits that would result in no portion of such benefits being subject to the Excise Tax, or (y) the largest portion, up to and including the total, of the benefits, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), that results in your receiving, on an after-tax basis, the greatest amount of the benefits notwithstanding that all or some portion of the benefits may be subject to the Excise Tax. Any determination required under this Section 5(b)(v) shall be made in writing by the Company’s independent registered public accounting firm (“Accountants”), whose determination shall be conclusive and binding upon you and the Company for all purposes. For purposes of making the calculations required by this Section 5(b)(v), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and you shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5(b)(v). The payment provided for in this Section 5(b)(v) shall be made on the earlier of the date on which you would be required to pay, or the Company would be required to withhold, the amounts determined under Section 5(b)(v); provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate, as

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determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you, payable (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) on the fifth day after demand by the Company.

c. Termination by Reason of Death or Disability. If your employment by the Company shall be terminated by reason of death or Disability, you will be entitled to receive, as your sole severance benefits, continued payment of your regular base salary at the rate then in effect on the Date of Termination for a period of one year from the Date of Termination.

d. No Mitigation. You shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 5 be reduced by any compensation earned by you as the result of employment by another employer or self-employment, by retirement benefits, by any amount claimed to be owed by you to the Company, or otherwise, except as expressly provided in Section 5(b)(ii).

6. Confidential Information. You acknowledge and reaffirm your continuing obligations under the Agreement Regarding Confidential Information and Proprietary Developments (the “Confidentiality Agreement”) which you executed as a condition of your employment, including the non-solicitation clause therein, and you acknowledge and agree that the provisions of the Confidentiality Agreement survive any termination of your employment relationship with the Company, no matter the reason for termination or whether at your or the Company’s request.

7. Successors; Binding Agreement.

a. Successor to Assume Agreement. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement. Failure of the Company to obtain such assumption and agreement prior to or on the Change in Control Date shall be a breach of this Agreement and shall constitute Good Reason per Section 4(c)(vi) above, and shall entitle you to terminate your employment and receive the benefits described in Section 5(b) subject to the requirements of Section 4(c), except that for purposes of implementing the foregoing, the Date of Termination shall not be as set forth in Section 4(e)(iii), but shall instead be the Change in Control Date.

b. Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

8. Notice. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given

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when received if personally delivered; when transmitted if transmitted by telecopy; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. All notices, requests, demands and other communications shall be addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

9. Trust, Suits, Actions, Proceedings, Etc.

a. Establishment of Trust. In the event of a dispute regarding whether you are entitled to benefits under this Agreement or in the event that a successor to the Company fails to assume and agree to perform this Agreement pursuant to Section 7(a), the Company shall establish a grantor (“rabbi”) trust, the assets of which shall be used exclusively and irrevocably to provide benefits to you pursuant to this Agreement and to others with agreements substantially similar to this Agreement (subject, however, to the claims of the general creditors of the Company in the event of its bankruptcy or insolvency); provided, however, that the establishment of such a trust will not affect the status of this Agreement as an unfunded arrangement maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974. Upon the establishment of any such rabbi trust, the Company shall deposit in the trust an amount of cash sufficient so that the total amount so deposited in the trust equals or exceeds the amount of any severance benefits under Section 5(b) that would be payable to you if your employment is terminated by the Company without Cause and other than as a result of death or Disability, or by you for Good Reason. All disputes arising in connection with the establishment or funding of such grantor trust or the payment of benefits from such grantor trust to you pursuant to the terms of this Agreement shall be resolved promptly by an arbitrator in accordance with Section 9(c).

b. Legal Fees. The Company will pay all reasonable legal fees and expenses incurred by you in connection with disputes arising under this Agreement, including contesting or disputing any termination of employment, enforcing any right or benefit provided by this Agreement, or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided by the Agreement, unless such claim was not made in good faith or was frivolous as determined by the arbitrator or other body charged with making a determination on the underlying dispute.

c. Choice of Law; Arbitration. The internal laws of the State of California, United States of America, applicable to contracts entered into and wholly to be performed in California by California residents, without reference to any principles concerning conflicts of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereunder. To the fullest extent allowed by law, any controversy, claim or dispute between you and the Company (and/or any of its owners, directors, officers, employees, volunteers or agents) relating to or arising out of the enforcement, breach, performance, negotiation, execution or interpretation of this Agreement, your employment, or the cessation of that employment, will be submitted to confidential, final and binding arbitration in the county in which you work(ed) conducted before a single arbitrator with JAMS, Inc. (“JAMS”) under its then-applicable JAMS rules, as the

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exclusive remedy for any such controversy, claim or dispute. In any such arbitration, the parties may conduct discovery to the same extent as would be permitted in a court of law. The arbitrator shall issue a written decision including the arbitrator’s essential findings and conclusions and a statement of the award, and shall have full authority to award all relief and remedies which would be available in court. The Company shall pay the arbitrator’s fees and any JAMS administrative expenses. Any judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Possible disputes covered by the above include (but are not limited to) unpaid wages, breach of contract, torts, violation of public policy, discrimination, or any other employment-related claims under laws including but not limited to Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, the California Labor Code, and any other statutes or laws relating to an employee’s relationship with his/her employer. However, claims for workers’ compensation benefits and unemployment insurance (or any other claims where mandatory arbitration is prohibited by law) are not covered by this arbitration agreement, and such claims may be presented by you to the appropriate court or government agency. BY AGREEING TO THIS BINDING ARBITRATION PROVISION, BOTH YOU AND THE COMPANY GIVE UP ALL RIGHTS TO TRIAL BY JURY, JUDGE OR ADMINISTRATIVE PROCEEDING. This arbitration agreement is to be construed as broadly as is permissible under applicable law. This section is intended to comply with current California law on binding arbitration and shall be construed as such. The arbitrator, and not a court, shall be authorized to determine whether the provisions of this paragraph apply to a dispute, controversy or claim sought to be resolved in accordance with these arbitration procedures. Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

10. Code Section 409A. In the event that any of the benefits payable to you under this Agreement are determined by the Company to constitute deferred compensation subject to Section 409A(a)(2)(B)(i) of the Code, then the amount of such benefits so determined shall be payable to you in a manner that complies with the requirements of Section 409A, which may include, without limitation, deferring the payment of such benefits for six (6) months after your date of termination, provided, however, that nothing in this Section shall require the payment of benefits to you earlier than they would otherwise be payable under this Agreement.

11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Section 5 shall survive the expiration of the Term if a termination without Cause by the Company or termination for Good Reason by you has occurred prior to the expiration of the Term. The section headings contained in this Agreement are for convenience only, and shall not affect the interpretation of this Agreement. In addition, any ambiguity in this Agreement shall not be construed against either party as the drafter.

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12. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed the same as original signatures.

14. Entire Agreement. This Agreement, including its exhibits, sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all other agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein, including, without limitation, any prior severance agreement, is hereby terminated and canceled. Any of your rights hereunder shall be in addition to any rights you may otherwise have under the Company’s benefit plans of general application and under which you are a participant, including, but not limited to, any Company-sponsored employee benefit plans and stock options plans. Provisions of this Agreement shall not in any way abrogate your rights under such other generally applicable benefit plans and agreements.

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If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter. A duly authorized officer of the Company will sign this letter and a fully executed copy will be returned to you, constituting our agreement on this subject. Unless and until accepted in writing by the Company, this Agreement is deemed to be neither executed nor effective.

Sincerely,

Leadis Technology, Inc.

By:
Antonio R. Alvarez
President and Chief Executive Officer

Agreed and Accepted,

this      day of             , 2006.

[Employee Name]

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EXHIBIT A

RELEASE AGREEMENT

For Employee 40 Years Old or Older in Group Termination

I understand and agree completely to the terms set forth in my Change in Control Severance Benefits Agreement (the “Agreement”) with Leadis Technology, Inc. (the “Company”).

I understand that this Release Agreement (“Release”), together with the Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein.

I hereby confirm my obligations under the Company’s Agreement Regarding Confidential Information and Proprietary Developments.

In consideration of the severance benefits I will receive under the Agreement, I hereby generally and completely release the Company and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to a written agreement between me and the Company or applicable law.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose voluntarily to sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver by providing written notice to the Company’s Board of Directors; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”).

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I have received with this Release all of the information required by the ADEA, including without limitation a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated, along with information on the eligibility factors used to select employees for the group termination and any time limits applicable to this group termination program.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder, including but not limited to my release of unknown claims.

I hereby represent that I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I am eligible, pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise, and I have not suffered any on-the-job injury for which I have not already filed a claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me.

Signature:

Printed Name:

Date:

2.

EXHIBIT B

RELEASE AGREEMENT

For Employee 40 Years Old or Older in Individual Termination

I understand and agree completely to the terms set forth in my Change in Control Severance Benefits Agreement (the “Agreement”) with Leadis Technology, Inc. (the “Company”).

I understand that this Release Agreement (“Release”), together with the Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein.

I hereby confirm my obligations under the Company’s Agreement Regarding Confidential Information and Proprietary Developments.

In consideration of the severance benefits I will receive under the Agreement, I hereby generally and completely release the Company and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to a written agreement between me and the Company or applicable law.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver by providing written notice to the Company’s Board of Directors; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”).

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder, including but not limited to my release of unknown claims.

I hereby represent that I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I am eligible, pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise, and I have not suffered any on-the-job injury for which I have not already filed a claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me.

Signature:

Printed Name:

Date:

2

EXHIBIT C

RELEASE AGREEMENT

For Employee Under 40 Years Old in Individual or Group Termination

I understand and agree completely to the terms set forth in my Change in Control Severance Benefits Agreement (the “Agreement”) with Leadis Technology, Inc. (the “Company”).

I understand that this Release Agreement (“Release”), together with the Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein.

I hereby confirm my obligations under the Company’s Agreement Regarding Confidential Information and Proprietary Developments.

In consideration of the severance benefits I will receive under the Agreement, I hereby generally and completely release the Company and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to a written agreement between me and the Company or applicable law.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I am eligible, pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise, and I have not suffered any on-the-job injury for which I have not already filed a claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me.

Signature:

Printed Name:

Date:

2